                                                                   Exhibit 10.36


                                 LOAN AGREEMENT



                                  BY AND AMONG

                   FIRST TENNESSEE BANK NATIONAL ASSOCIATION,

                                     "BANK"

                                       AND

                             BACK YARD BURGERS, INC

                                   "BORROWER"

                                       AND

                                THE SUBSIDIARIES

                                  "GUARANTORS"






                            Dated: February 11, 2003

                                TABLE OF CONTENTS

1.       DEFINITIONS AND REFERENCE TERMS........................................1

2.       LOANS..................................................................5

3.       CONDITIONS OF LENDING..................................................6

4.       REPRESENTATIONS AND WARRANTIES.........................................7

5.       AFFIRMATIVE COVENANTS.................................................10

6.       DEFAULTS AND REMEDIES.................................................14

7.       NOTICE................................................................16

8.       COSTS, EXPENSES AND ATTORNEYS' FEES...................................17

9.       MISCELLANEOUS.........................................................17

10.      ARBITRATION...........................................................19

11.      NO ORAL AGREEMENT.....................................................20

12.      EXHIBIT A.............................................................21

13.      EXHIBIT B.............................................................23

14.      EXHIBIT C.............................................................25

15.      EXHIBIT D.............................................................27

16.      EXHIBIT E.............................................................28

                                 LOAN AGREEMENT
                            (Back Yard Burgers, Inc.)

         This Loan Agreement ("Agreement") dated as of February 11, 2003, by and among FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association ("Bank"), and BACKYARD BURGERS, INC., a Delaware Corporation ("Borrower"), and is joined herein by THE SUBSIDIARIES, whose names appear below.

                                    RECITALS:

                  A. Borrower has applied to Bank for certain loan facilities as hereinafter described (each loan hereinafter referred to as a "Loan" and collectively as the "Loans") to be used for the purposes of hereinafter set forth.

                  B. Bank has issued its commitment to Borrower dated October 21, 2002 (the "Commitment") setting forth the basic terms and conditions of the Loans.

                  C. One of the conditions of the Commitment from Bank to Borrower is the execution of this Agreement setting forth the full terms and conditions of the Loans according to the terms and conditions set forth in the Commitment.

         NOW THEREFORE, in consideration of the Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                  A. ACCOUNTING TERMS: All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied.

                  B. ADVANCE: Advance means each separate advance of funds under a Line of Credit.

                  C. ADVANCE REQUEST: Advance Request means a written request for an Advance under a Line of Credit executed by an authorized officer of Borrower in the form attached hereto as Exhibit A, or in such other form and content as may be acceptable to Bank.

                  D. BORROWING BASE: Borrowing Base means an aggregate amount equal to the sum of seventy five percent (75%) of the Implied Value of the Properties.

                  E. BORROWING BASE CERTIFICATE: Borrowing Base Certificate shall mean the certification submitted by Borrower to Bank each month in the form attached hereto as Exhibit B, or in such other form and content as may be acceptable to Bank showing the Borrowing Base, the aggregate outstanding balances under the Loans, and the then existing availability under the Lines of Credit.

                  F. BORROWING LIMIT: Borrowing Limit under the Revolving Line of Credit shall mean Five Hundred Thousand and No/100 Dollars ($500,000.00), and under the Draw Down Line shall mean Two Million and no/100 Dollars ($2,000,000.00), and Two Million Five Hundred Thousand and No/100 Dollars under the Term Loan.

                  G. CLOSING DATE: Closing Date shall mean the date of this Agreement as set forth in the introductory paragraph of this Agreement.

                  H. COLLATERAL: Collateral means all real and personal property of every type and kind belonging to Borrower now or hereafter pledged to secure the Loans and Borrower's obligations under this Agreement or any of the other Loan Documents, and includes, without limitation, the Deeds of Trust encumbering the Properties.

                  I. COMMITMENT: Commitment shall have the meaning set forth in the Recitals of fact hereinabove set forth.

                  J. COMPLIANCE CERTIFICATE: Compliance Certificate shall mean the certification submitted by Borrower to Bank each quarter in the form attached hereto as Exhibit C, or in such other form and content as may be acceptable to Bank, showing compliance with the financial covenants set forth in this Agreement.

                  K. DEBT COVERAGE RATIO: Debt Coverage Ratio means EBITDA minus tax expense divided by interest expense plus scheduled principal payments on any term loans or capital leases.

                  L. DEEDS OF TRUST: Deed or Deeds of Trust shall mean those certain Deeds of Trust or mortgages executed by Borrower or any of the Subsidiaries from time to time encumbering one or more of the Properties as part of the Collateral.

                  M. DRAW DOWN LINE: Draw Down Line shall mean the Loan evidenced by the Draw Down Note.

                  N. DRAW DOWN NOTE: Draw Down Note shall mean that certain Master Secured Promissory Note in the principal amount of Two Million and No/100 Dollars ($2,000,000.00) of even date herewith evidencing the Draw Down Line.

                  O. FINANCING STATEMENTS: Financing Statements means those certain UCC-1 Financing Statements executed by Borrower or certain of the Subsidiaries, as debtor therein, to be filed in the appropriate filing office(s) in order to perfect the security interests in such of the Collateral in which security interests may be perfected by filing.

                  P. GUARANTORS: Guarantors shall mean all Subsidiaries executing Guaranty Agreements and any other Person from time to time executing a guaranty agreement in connection with the Loans.

                  Q. GUARANTY AGREEMENTS: Guaranty Agreements means the agreements executed by the Guarantors.

                  R. IMPLIED NOI: Implied NOI means a figure arrived at by multiplying 97% times Implied Rent.

                  S. IMPLIED RENT: Implied Rent means a figure arrived at by multiplying 8% times the most recent twelve (12) months' volume of sales for all stores located on the Properties.

                  T. IMPLIED VALUE: Implied Value shall mean the sum arrived at as set forth in the Borrowing Base Certificate attached hereto as Exhibit B.

                  U. LINE OR LINES OF CREDIT: Line or Lines of Credit shall mean either the Revolving Line of Credit evidenced by the Revolving Note or the Draw Down Line evidenced by the Draw Down Note, or both.

                  V. LOAN OR LOANS: Loan or Loans shall have the meaning set forth in the Recitals of fact hereinabove set forth.

                  W. LOAN DOCUMENTS: Loan Documents means this Agreement, the Term Note, the Revolving Note, the Draw Down Note, the Deeds of Trust, the Guaranty Agreements, and any and all other documents, instruments, guarantees, certificates and agreements evidencing, securing or relating to the Loans.

                  X. NOTES: Notes shall mean collectively the Term Note, the Revolving Note, and the Draw Down Note.

                  Y. PERSON: Person means any individual, partnership, corporation, trust, unincorporated organization, limited liability company, association, joint venture or other legally recognized entity having the capacity to contract in its own name.

                  Z. PROPERTIES: Properties means the real property and all improvements thereon now or hereafter owned by Borrower or a Subsidiary and pledged to Bank as part of the Collateral. The Properties existing on the date hereof are listed in Exhibit D attached hereto.

                  AA. REVOLVING LINE OF CREDIT: Revolving Line of Credit shall mean the Loan evidenced by the Revolving Note.

                  BB. REVOLVING NOTE: Revolving Note shall mean that certain Master Secured Promissory Note in the principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) of even date herewith evidencing the Revolving Line of Credit, as such note may be modified, amended or restated from time to time.

                  CC. SECURED OBLIGATIONS: Secured Obligations shall mean all indebtedness and obligations of Borrower to Bank, whether now existing or hereafter arising.

                  DD. SUBSIDIARIES: Subsidiaries means those corporations or other entities now or hereafter existing in which Borrower owns a controlling interest, all of which existing on the date hereof are listed in Exhibit E attached hereto.

                  EE. TANGIBLE STOCKHOLDERS' EQUITY: Tangible Stockholders' Equity means stockholders' equity less intangible assets, plus subordinated debt acceptable to Bank.

                  FF. TERM LOAN: Term Loan shall mean the Loan evidenced by the Term Note.

                  GG. TERM NOTE: Term Note shall mean that certain promissory note in the principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) of even date herewith, as such note may be modified, amended, or restated from time to time.

                  HH. TERMINATION DATE: Termination Date of the Revolving Line of Credit and the Draw Down Line shall mean the maturity dates set forth in the Revolving Note and in the Draw Down Note, or such later dates if extended by Bank in its sole discretion from time to time after request from Borrower.

                  II. UCC: UCC means the Uniform Commercial Code as in effect in the State of Tennessee from time to time.

         2.       LOANS.

                  A. REVOLVING LINE OF CREDIT. Prior to the Termination Date set forth in the Revolving Note, and so long as no default (or event that with the giving of notice or the passage of time or both would constitute a default) has occurred and is in existence hereunder, Bank shall advance proceeds under the Revolving Line of Credit to Borrower upon receipt from Borrower of an Advance Request in an aggregate amount outstanding at any one time not to exceed the lessor of (a) the Borrowing Base in effect from time to time, less the outstanding principal balances of the Term Loan and the Draw Down Line or (b) the Borrowing Limit for the Revolving Line of Credit.

                           (i) The indebtedness of Borrower to Bank in
connection with the Revolving Line of Credit shall be evidenced by, and payable in accordance with the terms of, the Revolving Note. Amounts outstanding under the Revolving Line of Credit shall bear interest at the variable rate set forth in the Revolving Note.

                           (ii) The Revolving Line of Credit shall consist of a
revolving loan facility under which Borrower may from time to time borrow, repay and re-borrow funds. Any outstanding balances under the Revolving Line of Credit shall be repaid on the Termination Date as set forth in the Revolving Note. Interest shall be paid monthly in arrears in the manner and at such rates per annum as are more fully provided in the Revolving Note.

                           (iii) The Revolving Line of Credit shall be used for
the general working capital needs of Borrower.

                  B. DRAW DOWN LINE. Prior to the Termination Date set forth in the Draw Down Note, and so long as no default (or event that with the giving of notice or the passage of time or both would constitute a default) has occurred and is in existence hereunder, Bank shall advance proceeds under the Draw Down Line of Credit to Borrower upon receipt from Borrower of an Advance Request in an aggregate amount outstanding at any one time not to exceed the lessor of (a) the Borrowing Base in effect from time to time, less the outstanding principal balances of the Term Loan and the Revolving Line of Credit or (b) the Borrowing Limit for the Draw Down Line.

                           (i) The indebtedness of Borrower to Bank in
connection with the Draw Down Line shall be evidenced by, and payable in accordance with the terms of, the Draw Down Note. Amounts outstanding under the Draw Down Line shall bear interest at the variable rate set forth in the Draw Down Note.

                           (ii) The Draw Down Line shall consist of a
non-revolving draw down loan facility under which Borrower may from time to time borrow up to the Borrowing Limit for the Draw Down Line, whereby the Draw Down Line is permanently reduced by any such draw. Any outstanding balances under the Draw Down Line shall be repaid on the Termination Date as set forth in the Draw Down Note. Interest shall be paid monthly in arrears in the manner and at such rates per annum as are more fully provided in the Draw Down Note.

                           (iii) The Draw Down Line shall be used for
construction of new stores by Borrower which have been submitted to and approved by Bank in its reasonable discretion as acceptable as part of the Collateral. Any real property acquired by Borrower or a Subsidiary using proceeds from the Draw Down Line shall be pledged to Bank as part of the Collateral.

                  C. TERM LOAN. The Term Loan shall be evidenced by the Term Note, shall be fully amortized over a five (5) year term, and shall be payable in equal monthly installments of principal and interest at a fixed rate set forth in the Term Note. The Term Loan shall be used to refinance existing indebtedness of Borrower and/or its Subsidiaries.

         3.       CONDITIONS OF LENDING.

                  A. CONDITIONS PRECEDENT TO CLOSING. The obligation of Bank to close and make the Loans available to Borrower is subject to the conditions precedent that Borrower shall have delivered or provided, on or before the Closing Date, and thereafter provide, as applicable or required by Bank, all of the following in form and substance satisfactory to Bank:

                  (i)      The Commitment.

                  (ii)     This Agreement.

                  (iii)    The Revolving Note.

                  (iv)     The Draw Down Note

                  (v)      The Term Note.

                  (vi)     The Guaranty Agreements.

                  (vii)    The Deeds of Trust

                  (viii)   The Financing Statements.

                  (ix)     Proof of insurance for the Collateral and Borrower.

                  (x)      Title searches acceptable on all of the Properties.

                  (xi) The certified charter for Borrower, as well as certified resolutions of Borrower, as well as all Guarantors, authorizing the execution, delivery and performance of this Agreement, the Loan, and all other documents executed in connection therewith, and certificates of existence, good standing and/or authority, as the case may be, on Borrower and all

                           Guarantors, from the states in which Borrower and Guarantors were organized and/or authorized to do business.

                  (xii) Such other information and documentation required by the Commitment and as Bank may otherwise now or hereafter reasonably require.

                  B. CONDITIONS PRECEDENT TO ADVANCES UNDER THE LINES OF CREDIT. Advances under the Lines of Credit shall be subject to the following additional conditions precedent:

                  (i) Borrower shall have furnished to Bank each of the items referred to in Section 3.A. hereof, including new documents in connection with any new Collateral pledged to Bank since the date hereof, all of which shall remain in full force and effect as of the date of each Advance under the Line of Credit.

                  (ii) Borrower shall not be in default of any of the terms and provisions hereof or of any of the other Loan Documents, or of any other indebtedness or obligation of Borrower to Bank. Each of the representations and warranties, as set out in Section 4 hereof, shall remain true and correct in all material respects as of the date of each such Advance.

                  (iii) No material adverse change, as determined in Bank's sole discretion, shall have occurred with respect to the business or financial conditions of Borrower or any Guarantor from that existing as represented in the financial statements previously provided to Bank prior to the Closing Date.

                  (iv) Bank shall be in receipt of Borrower's Advance Request revealing that the requested Advance if made shall not cause the total outstanding balance under the Line of Credit to exceed the Borrowing Limit.

         4. REPRESENTATIONS AND WARRANTIES. Borrower and Guarantors hereby represent and warrant to Bank as follows:

                  A. STATUS. Each is duly organized, validly existing and in good standing under the laws of the state of its formation, and has the necessary power to own and operate all its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents. Each is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on its financial position or its ability to conduct its respective businesses in the manner now conducted.

                  B. AUTHORIZATION. Each has the full legal right, power and authority to conduct its business and affairs in the manner contemplated by the Loan Documents, and to enter into and perform its obligations thereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which each is a party, and the performance by each one of its obligations thereunder are within its powers and has been duly and properly authorized by all necessary company action, has received all necessary governmental approvals, if any were required, and does not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, its charter, articles of incorporation or by-laws or operating agreement, or any agreement binding upon it or its properties. The Persons executing this Agreement and all of the other Loan Documents to which each is a party are duly authorized to act on behalf of Borrower or Guarantor, as applicable.

                  C. VALIDITY AND BINDING EFFECT. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding at law or in equity).

                  D. OTHER TRANSACTIONS. Except as specifically set forth in this Agreement and the other Loan Documents, there are no prior loans, liens, security interests, agreements or other financings upon which each is obligated or by which each is bound that will in any way permit any third person to have or obtain priority over Bank as to any of the security interests or liens granted to Bank pursuant to this Agreement and the other Loan Documents. Consummation of the transactions hereby contemplated and the performance of the obligations of each under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or by-laws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which each is a party or by which each or its properties may be bound or affected.

                  E. PLACES OF BUSINESS. The records with respect to all Collateral for the Secured Obligations are maintained at its chief place of business and chief executive office, which has the address of 1657 North Shelby Oaks Drive, Suite 105, Memphis, TN 38134.

                  F. LITIGATION. There are no actions, suits or proceedings pending, or, to its knowledge, threatened, against or affecting it or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair its ability to perform each and every one of its obligations under and by virtue of the Loan Documents; and it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

                  G. FINANCIAL STATEMENTS. The financial statement of Borrower and each Guarantor heretofore delivered to Bank are true and correct in all respects, have been prepared in accordance with generally applied accounting principles consistently applied, and fairly present the financial condition of the subjects thereof as of the date(s) thereof. No material adverse change has occurred in the financial condition of Borrower or any Guarantor since the date(s) thereof.

                  H. NO DEFAULTS. No default or event of default exists under this Agreement or any of the other Loan Documents, or under any other instrument or Agreement to which Borrower is a party or by which it or its properties may be bound or affected, and no event has occurred and is existing that with notice or the passage of time or both would constitute a default or event of default thereunder.

                  I. COMPLIANCE WITH LAW. It has obtained all necessary licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its businesses and affairs as heretofore conducted and as intended to be conducted hereafter. To its knowledge, it is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition). It has not received, and does not expect to receive, any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to the ownership and/or operation of their respective properties, as to which the cost of compliance is or might be material and the consequences of noncompliance would or might be materially adverse to their respective businesses, operations, properties or financial conditions, or which would or might impair their abilities to perform its obligations under the Loan Documents.

                  J. NO BURDENSOME RESTRICTIONS. No instrument, document or agreement to which it is a party, or by which it or its properties may be bound or affected, materially adversely affects, or may reasonably be expected so to affect, its businesses, operations, properties or financial conditions.

                  K. TAXES. It has filed or caused to be filed all tax returns that are required to be filed (except for returns that are not yet due), and had paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against it or any of its properties.

                  L. EFFECT OF REQUEST FOR ADVANCE. Each Advance Request shall constitute an affirmation that the representations and warranties of this
Section 4 remain true and correct on and as of the date of such Advance Request.

                  M. SUBSIDIARIES. There are no subsidiaries of Borrower existing on the date hereof other than the Persons listed on Exhibit E. Atlanta Burgers BYB Corporation has no assets and receives no income. In the event it does acquire any assets in the future, Borrower will immediately notify Bank and cause such entity to execute a Guaranty Agreement.

                  N. ERISA. It is in compliance with all applicable provisions of the Employees Retirement Income Security Act of 1974 ("ERISA") and all other laws, state or federal, applicable to any employees' retirement plan maintained or established by them.

         5. AFFIRMATIVE COVENANTS. Until full payment and performance of all Secured Obligations, Borrower and Guarantors each covenant and agree as follows:

                  A. PAYMENT OF SECURED OBLIGATIONS. It shall pay the indebtednesses evidenced by the Notes according to the terms thereof, and Borrower shall timely pay or perform, as the case may be, all of the other Secured Obligations.

                  B. SALES OF AND ENCUMBRANCES ON COLLATERAL. It will not sell, exchange, lease, negotiate, pledge, assign or grant any security interest in, or otherwise dispose of, the Collateral to anyone other than Bank, except in the ordinary course of business, nor permit any other lien of any kind to attach thereto, nor permit any of the Collateral to be attached to or commingled with other goods or property, without Bank's prior written consent.

                  C. FURTHER ASSURANCES. It will take all actions reasonably requested by Bank to create and maintain in Bank's favor valid liens upon, security titles to and/or perfected security interests in, any Collateral described in the Loan Documents, and all other Collateral now or hereafter held by or for Bank. Without limiting the foregoing, it agrees to execute such further instruments (including financing statements and continuation statements) as may be reasonably required or permitted by Bank or any law relating to notices of, or affidavits in connection with, the perfection of Bank's security interests or liens, to cooperate with Bank in the filing or recording and renewal thereof.

                  D. FINANCIAL STATEMENTS AND REPORTS. It shall furnish to Bank such financial data as Bank may reasonably request, which information may be provided on a consolidated basis unless Bank should otherwise request separate information. Without limiting the foregoing, it shall furnish to Bank (or cause to be furnished to Bank) the following:

                  (i) As soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year, an audited financial statement/10-K as of the close of such fiscal year, all in reasonable detail, prepared by an accounting firm reasonably acceptable to Bank in accordance with generally accepted accounting principles consistently applied, and accompanied by a certificate of the chief executive or chief financial officer stating that, to the best of the knowledge of such officer, the company has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during such fiscal year, and that to his knowledge no default hereunder has occurred and is continuing (or if a default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action the company proposes to take in connection therewith);

                  (ii) Within forty-five (45) days after the end of each calendar quarter, a 10-Q financial statement as of the close of such quarter, as well as a Compliance Certificate, all in reasonable detail, and prepared in accordance with generally accepted accounting principles consistently applied, certified by its chief executive or chief financial officer.

                  (iii) Within fifteen (15) days after the end of each month, a Borrowing Base Certificate.

                  E. FINANCIAL COVENANTS. Guarantor shall at all times maintain its financial condition as follows and as determined in accordance with GAAP applied on a consistent basis:

                  (i) Maintain a minimum Tangible Stockholders' Equity of not less than $9,000,000.

                  (ii) Maintain a maximum total liabilities to Tangible Stockholders' Equity ratio not greater than 1.5 to 1.0.

                  (iii)    Maintain a minimum Debt Coverage Ratio of at least
                           1.50 to 1.0.

                  (iv) Maintain a maximum funded debt to EBITDA not greater than 3.0 to 1.0.

                  F. MAINTENANCE OF BOOKS AND RECORDS; INSPECTION. It shall maintain its books, accounts and records in accordance with GAAP consistently applied, and shall permit Bank, its officers and employees and any professionals designated by Bank, at any reasonable time upon reasonable advance notice and during regular business hours, to visit and inspect any of the Collateral, corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer, director or shareholder.

                  G. TAXES AND ASSESSMENTS; TAX INDEMNITY. It shall (i) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, inclusive of any extension for filing granted; (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto; and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that it in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (ii) and (iii), so long as appropriate reserves acceptable to Bank are maintained with respect thereto.

                  H. EXISTENCE. It shall maintain its existence and good standing in the state of its formation, and its qualification and good standing as a foreign organization in each jurisdiction in which such qualification is necessary pursuant to applicable law.

                  I. COMPLIANCE WITH LAW AND OTHER AGREEMENTS. It shall maintain its business operations and properties owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such properties, and (ii) all agreements, licenses, franchises, indentures and mortgages to which it is a party or by which it or any of its properties is bound, except where any failure to comply would not have a material adverse effect on its ability to perform its obligations under the Loan Documents. Without limiting the foregoing, it shall pay all of its indebtedness promptly in accordance with the terms thereof, except for any indebtedness that is contested diligently and in good faith by proper proceedings reasonably satisfactory to Bank.

                  J. NOTICE OF DEFAULT. It shall give written notice to Bank of the occurrence of any default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

                  K. NOTICE OF LITIGATION. It shall give notice, in writing, to Bank of (i) any material actions, suits or proceedings instituted by any persons against its, or affecting any of its assets in any material manner, and (ii) any material dispute, not resolved within sixty (60) days of the commencement thereof, between it on the one hand and any governmental or regulatory body on the other hand, which might interfere with its normal operations.

                  L. MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SALES. Without the prior express written consent of Bank, it shall not (i) be a party to any merger, consolidation or corporate reorganization, (ii) purchase or otherwise acquire all or substantially all of the assets or ownership interest of any corporation, partnership or joint venture interest in, any other person, firm or entity, (iii) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, or (iv) create any subsidiaries nor convey any of its assets to any subsidiary.

                  M. MANAGEMENT, OWNERSHIP. It shall not voluntarily permit any significant change in its ownership, executive staff or management without the prior written consent of Bank. It acknowledges that the ownership, executive staff and management of its are material factors in Bank's willingness to institute and maintain a lending relationship with Borrower.

                  N. DIVIDENDS, ETC. Other than in connection with Borrower's existing share repurchase program allowing Borrower to repurchase up to 500,000 shares of its corporate stock, it shall not declare or pay any dividend of any kind, in cash or in property, on any class of its membership or capital stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock or membership, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders or members, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan without the prior written consent of Bank, which consent shall not be unreasonably withheld.

                  O. GUARANTIES; LOANS. It shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for the endorsement of negotiable instruments payable for deposit or collection in the ordinary course of business. It shall not make any loan, advance or extension of credit to any person other than in the normal course of Business.

                  P. DEBTS. It shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever in an aggregate amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (excluding the indebtedness evidenced by the Notes, trade accounts payable and accrued expenses incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business and the endorsement of negotiable instruments payable for deposit or collection in the ordinary course of business) without the prior written consent of Bank, which consent shall not be unreasonably withheld.

                  Q. CONDUCT OF BUSINESS. It will continue to engage in an efficient and economical manner, in a business of the same general type as conducted on the date of this Agreement.

                  R. PLACES OF BUSINESS. It will not change the location of its chief business, chief executive office or any place of business disclosed to Bank, nor will it change the location at which it maintains its records concerning the Collateral, without thirty (30) days' prior written notice to Bank in each instance, except in the case of a bonafide emergency such as a fire or other casualty when immediate removal is necessary to protect the Collateral or records concerning same.

         6.       DEFAULTS AND REMEDIES.

                  A. EVENTS OF DEFAULT. Subject to any applicable grace or notice and right to cure provisions contained herein or in the other Loan Documents, the occurrence of any of the following shall constitute an Event of Default hereunder:

                  (i) Failure to make any payment of principal and/or interest of the indebtedness evidenced by the Note in accordance with the terms thereof.

                  (ii) Any misrepresentation as to any material matter hereunder or under any of the other Loan Documents, or delivery of any schedule, statement, resolution, report, certificate, notice or writing to Bank that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

                  (iii) Failure to perform any obligations under this Agreement, the Notes, or any of the other Loan Documents;

                  (iv) Borrower or any Guarantor (a) shall generally not pay or shall be unable to pay its or their debts as such debts become due; or (b) shall make an assignment for the benefit of creditors or petition to apply to any court or tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding or case under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding or case commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (e) shall indicate, by any act or omission, its consent to, approval of, or acquiescence in any such petition, application, case, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (f) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

                  (v) Borrower or any Guarantor shall die or be liquidated, dissolved, partitioned or terminated, or the charter or certificate of authority thereof shall expire or be revoked;

                  (vi) A default or event of default shall occur under any of the other Loan Documents;

                  (vii) Borrower or any Guarantor shall default in the timely payment or performance of any other Secured Obligations.

                  (viii) Bank shall reasonably suspect the occurrence of one or more of the aforesaid events of default and Borrower, upon the written request of Bank, shall fail within thirty (30) days of such request to provide evidence reasonably satisfactory to Bank that such event or events of default have not in fact occurred.

                  B. ACCELERATION OF MATURITY; REMEDIES. Upon the occurrence of any Event of Default described in subsection 6.A.(iv) hereof, the indebtedness evidenced by the Notes, as well as any and all other indebtedness of Borrower to Bank shall be immediately due and payable in full; and upon the occurrence of any other default described above, subject to any applicable notice and right to cure period contained herein; Bank at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Notes, as well as any and all other indebtedness of Borrower to Bank. Upon the occurrence of any such default and the acceleration of the maturity of the indebtedness evidenced by the Notes:

                  (i) Any obligation of Bank to advance any proceeds under the Lines of Credit shall immediately cease and be of no further force or effect, and Bank shall be immediately entitled to exercise any and all rights and remedies possessed by Bank pursuant to the terms hereof, and all of the other Loan Documents;

                  (ii) Bank shall have all of the rights and remedies of a secured party under the UCC; and

                  (iii) Bank shall have any and all other rights and remedies that Bank may now or hereafter possess at law, in equity or by statute.


                  C. RIGHT OF SETOFF. Without limitation of the foregoing, upon the occurrence and during the continuance of any default, Bank is hereby authorized at any time and from time to time, without notice to Borrower or any Guarantor (any such notice being expressly waived by Borrower and Guarantors), to set off and apply and all deposits (general or special, time or demand, provisional or final) at any time held by Bank or any of its Subsidiaries, and any other indebtedness at any time owing by Bank or its Subsidiaries to or for the credit or the account of Borrower, against any and all of the Secured Obligations, irrespective of whether Bank shall have made any demand under this Agreement or the Notes or any other Loan Document, and although such obligations may be unmatured. The rights of Bank under this Section 6.C are in addition to any other rights and remedies (including, without limitation, other rights of setoff) that Bank may have. Borrower hereby grants to Bank a security interest in and to all such deposits and accounts held by Bank or any of its affiliates.

                  D. REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Bank by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy accruing upon the occurrence of any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default or an acquiescence therein, and every right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Bank to exercise any right, power or remedy accruing upon the occurrence of any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Bank may be exercised from time to time and as often as may be deemed necessary by Bank.

                  E. PROCEEDS OF REMEDIES. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Documents providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

                  First, to the costs and expenses, including reasonable attorney's fees and expenses, incurred by Bank in connection with the exercise of its remedies;

                  Second, to the expenses of curing the default that has occurred, in the event that Bank elects, in its sole discretion, to cure the default that has occurred;

                  Third, to the payment of the Secured Obligations, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Bank shall determine in its sole discretion;

                  Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

         7. NOTICE. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

                                       Borrower and Guarantors:

                                       1657 North Shelby Oaks Drive, Suite 105
                                       Memphis, TN 38134.

                                      Bank:

                                      First Tennessee Bank, N.A.
                                      P.O. Box 84
                                      165 Madison Avenue
                                      Memphis, TN 38101
                                      Attn: Metropolitan Department

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be effective and deemed given or made as follows:

                  A. If sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. Mail, first class postage prepaid;

                  B. If sent by any other means, upon delivery.

         8. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents as set forth in the Commitment, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents.

         9. MISCELLANEOUS. Borrower, Guarantor and Bank further covenant and agree as follows, without limiting any requirement of any other Loan
Document:

                  A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Except as otherwise expressly provided herein, Borrower and Guarantor expressly waive any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower or Guarantor in any case shall, of itself, entitle Borrower or Guarantor to any other or future notice or demand in similar or other circumstances.

                  B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the state of Tennessee and applicable United States federal law.

                  C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower or Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower and Guarantor, as well as their respective successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's or Guarantor's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower or Guarantor of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

                  D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel. Borrower and Guarantor agree to execute such additional documents, and provide such additional items, as Bank may require in order to fully obtain and perfect the security interests in the Collateral.

                  E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  F. INDEMNIFICATION. Borrower and Guarantor shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, other than any of the foregoing which arise from Bank's own gross negligence or willful conduct.

                  G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Loan shall not have expired.

                  H. NOTICE AND CURE. No notice of any monetary default in the payment of any installment of principal and interest payable under the Notes within fifteen (15) days of the due date thereof shall be required hereunder. As for any other monetary default, or any non-monetary default which is capable of cure, the Bank shall give the written notice of default, specifying the nature thereof, and the Borrower shall have thirty (30) days from the date of such notice to cure any such default. If the Borrower has not cured such default within such thirty (30) day period, or if such default is curable but not within thirty (30) days and the Borrower fails to institute curative action promptly upon such notice from the Bank and diligently and continuously prosecute the same to conclusion, then the Bank may exercise any or all remedies available hereunder or under any of the Loan Documents.

         10. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS, INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN MEMPHIS, TENNESSEE, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS ARBITRATION PROVISION; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. ss. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR
(III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         11. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER:                                           BANK:
                                                    FIRST TENNESSEE BANK
BACK YARD BURGERS, INC.                             NATIONAL ASSOCIATION

By: /s/ Lattimore M. Michael                        By: /s/ Bob Nieman
    ------------------------                            --------------

Name: Lattimore M. Michael                          Name: Bob Nieman
      --------------------                                ----------

Title: Chief Executive Officer                      Title: Senior Vice President
       -----------------------                             ---------------------



GUARANTORS:

LITTLE ROCK BACK YARD BURGERS, INC.

By: /s/ Lattimore M. Michael
    ------------------------

Name: Lattimore M. Michael
      --------------------

Title: Chief Executive Officer
       -----------------------

BYB PROPERTIES, INC.

By: /s/ Lattimore M. Michael
    ------------------------

Name: Lattimore M. Michael
      --------------------

Title: Chief Executive Officer
       -----------------------

                                    EXHIBIT A

                                 ADVANCE REQUEST
                            (BACK YARD BURGERS, INC.)

         This Advance Request is furnished pursuant to the Loan Agreement dated as of February 11, 2003 (as the same may be amended, modified, supplemented or replaced from time to time, the "Loan Agreement"), by and between BACK YARD BURGERS, INC., a Delaware corporation ("Borrower"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association ("Bank"). Unless otherwise defined herein, capitalized terms defined in the Loan Agreement are used herein as defined therein.

1.       Advance Request Calculation.

(a)      Aggregate outstanding principal amount of all
         Loans:                                                     $___________

(b)      Available balance (aggregate Borrowing Limit
         minus line (a) above):                                     $___________

(c)      The Implied Value of all Properties:
                                                                    $___________

(d)      75% of (c) above:                                          $___________

(e)      Equals Borrowing Base                                      $___________

2.       Advance Request amount (not to exceed the lesser
         of line (b) or line (e) above):                            $___________


                            Certification of Borrower

In consideration of Bank funding the Advance under one of the Lines of Credit requested hereby, the undersigned authorized officer of Borrower represents, warrants and certifies to Bank as follows:

         (a) Borrower has kept, observed and/or performed all of its obligations under the Loan Agreement and the other Loan Documents;

         (b) All conditions precedent to the making of the Advance under one of the Lines of Credit requested hereby have been satisfied;

         (c) No default under the Loans or the Loan Documents has occurred and is continuing;

         (d) All representations and warranties made by Borrower in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof; and


                                            BACK YARD BURGERS, INC.

                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________

                                            Date: ______________________________

                                    EXHIBIT B

                           BORROWING BASE CERTIFICATE
                            (BACK YARD BURGERS, INC.)

         This Borrowing Base Certificate is furnished pursuant to the Loan Agreement dated as of February 11, 2003 (as the same may be amended, modified, supplemented or replaced from time to time, the "Loan Agreement"), by and between BACK YARD BURGERS, INC., a Delaware corporation ("Borrower"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association ("Bank"). Unless otherwise defined herein, capitalized terms defined in the Loan Agreement are used herein as defined therein.

1.       Calculation of Borrowing Base

         (a) Most recent 12 months' volume of sales for all stores located on the Properties
                                                                 $______________

         (b)      .08 Times (a) = Implied Rent                   $______________

         (c)      Implied Rent times 97% = Implied NOI           $______________

         (d)      Implied NOI divided by 11.5% CAP Rate =
                  Implied Value                                  $______________

         (e)      Implied value times 75% = Borrowing Base       $______________


2.       Calculation of Availability

         (a)      Aggregate Borrowing Limits:                    $  5,000,000.00

         (b)      Less Outstanding Principal Balance of
                  Term Loan                                      $______________

         (c)      Less outstanding principal
                  amount under Revolving Line of Credit          $______________

         (d)      Less outstanding principal
                  amount under Draw Down Line                    $______________

         (e)      Equals unused balance:                         $______________

         (f)      Lesser of 1(e) and 2(e) above
                  equals available balance:                      $______________

                          Certification of Borrower

         The undersigned authorized officer on behalf of Borrower hereby certifies as follows:

         (a) Borrower has kept, observed and/or performed all of its obligations under the Loan Agreement and the other Loan documents;

         (b) No default under the Loan or the Loan Documents has occurred and is continuing; and

         (c) All representations and warranties made by Borrower in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof.

                                        BACK YARD BURGERS, INC.

                                        By:____________________________________

                                        Name: _________________________________

                                        Title:_________________________________

                                        Date: _________________________________

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE
                            (BACK YARD BURGERS, INC.)

This Compliance Certificate is furnished pursuant to the Loan Agreement dated as of February 11, 2003 (as the same may be amended, modified, supplemented or replaced from time to time, the "Loan Agreement"), by and between BACK YARD BURGERS, INC., a Delaware corporation ("Borrower"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association ("Bank"). Unless otherwise defined herein, capitalized terms defined in the Loan Agreement are used herein as defined therein.

1.       Tangible Stockholders' Equity

         (a)      Loan Agreement:                                     $9,000,000

         (b)      Actual:                                             $_________
                  (i)   stockholders' equity, less
                  (ii)  intangible assets, plus
                  (iii) subordinated debt acceptable to Bank

2.       Total Liabilities to Tangible Stockholders' Equity

         (a)      Loan Agreement                                     1.50 to 1.0
         (b)      Actual:                                            ___________

3.       Debt Coverage Ratio

         (a)      Loan Agreement:                                    1.50 to 1.0
         (b)      Actual:                                            ___________
                  (i)   EBITDA, minus
                  (ii)  tax expense, divided by
                  (iii) interest expense, plus
                  (iv)  scheduled payments on term loans or capital leases

4.       Funded Debt to EBITDA
         (a)      Loan Agreement:                                     3.0 to 1.0
         (b)      Actual:                                             __________


5.       The resulting LIBOR applicable spread is:                    __________

         Funded Debt/EBITDA                               Spread
         ------------------                               ------
         a.   >2.50                                        3.00%

         b.   >2.00 #2.50                                  2.75%

         c.   >1.50 #2.00                                  2.25%

         d.   >1.00 #1.50                                  2.00%

         e.   #1.00                                        1.75%

The undersigned authorized officer on behalf of Borrower hereby certifies that the foregoing covenant calculations are true and correct as of the end of the prior reporting period.

                                   "BORROWER"



     BACK YARD BURGERS, INC.

By:_____________________________


Name:___________________________


Title___________________________

                                    EXHIBIT D

                                   PROPERTIES

          STORE #           ADDRESS                    CITY/STATE/ZIP
          -------           -------                    --------------
 1.       10                6769 Shelby Drive          Memphis, TN 38141
 2.       14                2110 West Street           Germantown, TN 38138
 3.       18                1685 Germantown Parkway    Cordova, TN 38018
 4.       22                165 Goodman Road W.        Southaven, MS 38671
 5.       23                7545 Goodman Road          Olive Branch, MS 38654
 6.       37                108 Mall Circle            Murfreesboro, TN 37129
 7.       50                9800 N.E. Barry Road       Kansas City, MO 64157
 8.       101               305 N. Shackleford         Little Rock, AR 72211
 9.       102               2511 McCain Road           N. Little Rock, AR 72116

                                    EXHIBIT E

                                  SUBSIDIARIES


         1.       Little Rock Back Yard Burgers, Inc.
         2.       BYB Properties, Inc.
         3.       Atlanta Burgers BYB Corporation